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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Brush Engineered Materials Inc., an Ohio corporation ("the Company"), hereby constitutes and appoints Gordon D. Harnett, John D. Grampa and Michael C. Hasychak, and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his behalf as an officer or director of the Company a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain shares of Common Stock of the Company to be offered in connection with the Brush Engineered Materials Inc. Savings and Investment Plan and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 7th day of May, 2002.


/s/ Gordon D. Harnett                                         /s/ Joseph P. Keithley
-----------------------------------------------------         --------------------------------------------
Gordon D. Harnett                                             Joseph P. Keithley
President, Chairman of the Board, Chief Executive             Director
Officer and Director (principal executive officer)

/s/ John D. Grampa                                            /s/ William P. Madar
-----------------------------------------------------         --------------------------------------------
John D. Grampa                                                William P. Madar
Vice President and Chief Financial Officer                    Director
(principal financial and accounting officer)

/s/ Albert C. Bersticker                                      /s/ N. Mohan Reddy Ph.D.
-----------------------------------------------------         --------------------------------------------
Albert C. Bersticker                                          N. Mohan Reddy Ph.D.
Director                                                      Director

/s/ Charles F. Brush, III                                     /s/ William R. Robertson
-----------------------------------------------------         --------------------------------------------
Charles F. Brush, III                                         William R. Robertson
Director                                                      Director

/s/ David H. Hoag                                             /s/ John Sherwin, Jr.
-----------------------------------------------------         --------------------------------------------
David H. Hoag                                                 John Sherwin, Jr.
Director                                                      Director